UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 15, 2010

LivePerson, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-30141	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

462 Seventh Avenue
New York, New York 10018
(Address of principal executive
offices, with zip code)

(212) 609-4200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

LivePerson, Inc. (the “Registrant”) held its Annual Meeting of Stockholders on June 15, 2010 (the “Annual Meeting”).  As of April 28, 2010, the record date for the Annual Meeting, there were a total of 50,882,136 shares of the Registrant’s common stock outstanding and entitled to vote at the Annual Meeting.  At the Annual Meeting, 45,593,474 shares of the Registrant’s common stock were represented in person or by proxy, and therefore a quorum was present.

At the Annual Meeting, the stockholders elected each of the two Class I director nominees to serve on the Registrant’s Board of Directors until the 2013 Annual Meeting of Stockholders, or until the director’s successor is duly elected and qualified, with the following voting results:

Director	For	Withhold	Broker Non-Votes
Emmanuel Gill	34,555,795	872,146	10,115,333
William G. Wesemann	33,039,375	2,388,566	10,115,333

At the Annual Meeting, the stockholders also approved the Registrant’s 2010 Employee Stock Purchase Plan with the following voting results:

For	Against	Abstain	Broker Non-Votes
35,104,243	121,409	202,289	10,165,533

At the Annual Meeting, the stockholders also ratified BDO Seidman, LLP as the Registrant’s independent registered accounting firm for the fiscal year ending December 31, 2010 with the following voting results:

For	Against	Abstain	Broker Non-Votes
45,565,587	13,673	14,214	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, INC. (Registrant)

Date: June 17, 2010

	By:	/s/ Timothy E. Bixby
Timothy E. Bixby President and Chief Financial Officer